Exhibit 10.39

FIRST AMENDMENT TO LEASE AGREEMENT

THIS AGREEMENT entered into effective as of the 30th day of September, 2006 (the “Effective Date”), by and between Jersey Pride Foods Urban Renewal, a New Jersey general partnership (“Landlord”), and Michael Foods, Inc., a corporation organized under the laws of the State of Minnesota (“Tenant”).

W-I-T-N-E-S-S-E-T-H:

WHEREAS, Landlord and Tenant entered into a lease dated as of February 26, 1997 (the “Lease”) respecting One Papetti Plaza, Elizabeth, New Jersey, as described in Exhibit A of the Lease (the “Premises”);

WHEREAS, Article 35 of the Lease provides that Tenant is granted the right to extend the term of the Lease for two period(s) of five (5) years each (the “Option Period(s));

WHEREAS, Tenant exercised the first of the Option Periods;

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and other considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Annual Rent During First Option Period. The Annual Rent payable by Tenant pursuant to Article 2 of the Lease during the first Option Period shall be as set forth below:

Years 11-15, inclusive, of the First Option Period:

Five Hundred Eighty Three Thousand Two Hundred Dollars ($583,200) payable in equal monthly installments of Forty Eight Thousand Six Hundred Dollars ($48,600) in advance on or before the first day of each calendar month, which is 135% of the Annual Rent for the 12 months immediately preceding the commencement of the first option period.

2. Ratification. Except as expressly amended by this Agreement, all other terms and conditions of the Lease shall remain in full force and effect and Landlord and Tenant each hereby ratify and confirm the same as of the date hereof.

3. Miscellaneous. Except as expressly modified hereby, all of the terms and conditions of the Lease shall remain unaltered and in full force and effect, and are hereby ratified and confirmed. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures shall have the same force and effect as original signatures for purposes of this Amendment. Words and phrases having defined meanings in the Lease shall have the same respective meanings when used herein, unless otherwise expressly defined herein. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

“Landlord”		“Tenant”

Jersey Pride Foods Urban Renewal		Michael Foods, Inc.

By:	/s/ Arthur Papetti	By:	/s/ Mark Westphal
Title:	Manager	Title:	SVP-Finance